Jacksonville Savings Bank
Salary Continuation Plan 2
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                            JACKSONVILLE SAVINGS BANK
                           SALARY CONTINUATION PLAN 2

     This SALARY CONTINUATION PLAN 2 (this "Plan") is adopted this 2nd day of September 2008, by Jacksonville Savings Bank, a state-chartered savings bank located in Jacksonville, Illinois (the "Company").

     The purpose of this Plan is to provide specified benefits to eligible Participants, members of a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Company. This Plan shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended from time to time.

                                    Article 1
                                   Definitions

     Whenever used in this Plan, the following words and phrases shall have the meanings specified:

1.1 "Account Value" means the amount shown on a Participant's Schedule A under the heading Account Value. The parties expressly acknowledge that the Account Value may be different than the liability that should be accrued by the Company, under Generally Accepted Accounting Principles ("GAAP"), for the Company's obligation to the Participant under this Plan. The Account Value on any date other than the end of a Plan Year shall be determined by adding the prorated increase attributable for the current Plan Year to the Account Value for the previous Plan Year.

1.2 "Beneficiary" means each designated person or entity, or the estate of the deceased Participant, entitled to any benefits upon the death of the Participant pursuant to Article 4.

1.3 "Beneficiary Designation Form" means the form established from time to time by the Plan Administrator that the Participant completes, signs and returns to the Plan Administrator to designate one or more Beneficiaries.

1.4 "Board" means the Board of Directors of the Company as from time to time constituted.

1.5 "Change in Control" means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as such change is defined in Code Section 409A and regulations thereunder.

1.6  "Code"  means  the  Internal  Revenue  Code of 1986,  as  amended,  and all
     regulations  and  guidance  thereunder,   including  such  regulations  and
     guidance as may be promulgated after the Effective Date.

1.7 "Disability" means the Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or

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     can be  expected  to last for a  continuous  period of not less than twelve
     (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees or directors of the Company. Medical determination of Disability may be made by either the Social Security Administration or by the provider of an accident or health plan covering employees or directors of the Company, provided that the definition of "disability" applied under such insurance program complies with the requirements of the preceding sentence. Upon the request of the Plan Administrator, the Participant must submit proof to the
     Plan  Administrator  of  the  Social  Security   Administration's   or  the
     provider's determination.

1.8 "Early Retirement" means Separation from Service after Early Retirement Age and before Normal Retirement Age.

1.9 "Early Retirement Age" means the Participant attaining age fifty-five (55) and completing five (5) Years of Service.

1.10 "Effective Date" means January 1, 2008.

1.11 "Normal  Retirement  Age" means the  Participant  attaining age  sixty-five
     (65).

1.12 "Normal Retirement Date" means the later of Normal Retirement Age or Separation from Service.

1.13 "Participant" means an employee of the Company (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Participation Agreement and a Beneficiary Designation Form,
     (iv) whose signed Participation Agreement and Beneficiary Designation Form are accepted by the Plan Administrator, (v) who commences participation in the Plan, and (vi) whose Participation has not terminated.

1.14 "Participation Agreement" means the form established from time to time by the Plan Administrator that the Participant completes, signs and returns to the Plan Administrator to acknowledge participation in the Plan.

1.15 "Plan Administrator" means the Board or such committee or person as the Board shall appoint.

1.16 "Plan Year" means each twelve (12) month period commencing on January 1 and ending on December 31 of each year. The initial Plan Year shall commence on the Effective Date of this Plan and end on the following December 31.

1.17 "Schedule A" means the schedule attached to a Participant's Participation Agreement and made a part hereof. Schedule A shall be updated upon a change in any of the benefits under Articles 3 or 4.

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1.18 "Separation from Service" means termination of the Participant's employment with the Company for reasons other than death or Disability. Whether a Separation from Service has occurred is determined based on whether the
     facts  and   circumstances   indicate  that  the  Company  and  Participant
     reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Participant would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than fifty percent (50%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding thirty-six (36) month period (or the full period of services to the Company if the Participant has been providing services to the Company less than thirty-six (36) months).

1.19 "Specified Employee" means an employee who at the time of Separation from Service is a key employee of the Company, if any stock of the Company is publicly traded on an established securities market or otherwise. For purposes of this Plan, an employee is a key employee if the employee meets the requirements of Code Section 416(i)(1)(A)(i), (ii), or (iii) (applied in accordance with the regulations thereunder and disregarding section 416(i)(5)) at any time during the twelve (12) month period ending on December 31 (the "identification period"). If the employee is a key employee during an identification period, the employee is treated as a key employee for purposes of this Plan during the twelve (12) month period that begins on the first day of April following the close of the identification period.

1.20 "Termination for Cause" shall have the meaning set forth in Article 6.

1.21 "Years of Service" means the twelve (12) consecutive month period beginning on the Participant's date of hire and any twelve (120 month anniversary thereof during the entirety of which time the Participant is an employee of the Company. Service with a subsidiary or other entity controlled by the Company before the time such entity became a subsidiary or under such control shall not be considered "credited service."

                                    Article 2
                          Eligibility and Participation

2.1 Selection by Plan Administrator. Participation in the Plan shall be limited to a select group of management and highly compensated employees as determined by the Plan Administrator in its sole discretion. From that group, the Plan Administrator shall select, in its sole discretion, employees to participate in the Plan.

2.2 Enrollment Requirements. As a condition to participation, each selected employee shall complete, execute and return to the Plan Administrator a Participation Agreement and a Beneficiary Designation Form. In addition, the Plan Administrator may establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3 Eligibility; Commencement of Participation. Provided an employee selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Plan Administrator, that employee will be covered by the Plan and will be eligible to receive benefits at the time and in the manner provided hereunder, subject to the provisions of the Plan and the Participant's Participation Agreement.

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2.4  Termination of Participation and/or Eligibility.  If the Plan Administrator
     determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Plan Administrator shall have the right, in its sole discretion, to (i) prevent the Participant from accruing additional benefits hereunder, and/or (ii) terminate the Participant's participation in the Plan.

                                    Article 3
                          Distributions During Lifetime

3.1 Normal Retirement Benefit. Upon the Normal Retirement Date, the Company shall distribute to the Participant the benefit described in this Section
     3.1 in lieu of any other benefit under this Article.

     3.1.1 Amount of Benefit. The annual benefit under this Section 3.1 is the amount shown on the Participant's Participation Agreement.

     3.1.2 Distribution of Benefit. The Company shall distribute the annual benefit to the Participant in twelve (12) equal monthly installments commencing on the first day of the month following the Normal
          Retirement Date. The annual benefit shall be distributed to the Participant for ten (10) years.

3.2 Early Retirement Benefit. If Early Retirement occurs, the Company shall distribute to the Participant the benefit described in this Section 3.2 in lieu of any other benefit under this Article.

     3.2.1 Amount of Benefit. The benefit under this Section 3.2 is the Account Value determined as of the end of the month preceding Separation from Service, subject to the vesting percentage shown on the Participant's Participation Agreement.

     3.2.2 Distribution of Benefit. The Company shall distribute the benefit to the Participant one hundred twenty (120) equal monthly installments commencing on the first day of the month following Separation from Service.

3.3 Disability Benefit. If the Participant experiences a Disability which results in Separation from Service prior to Early Retirement Age, the Company shall distribute to the Participant the benefit described in this
     Section 3.3 in lieu of any other benefit under this Article.

     3.3.1 Amount of Benefit. The benefit under this Section 3.3 is one hundred percent (100%) of the Account Value determined as of the end of the month preceding such Separation from Service.

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     3.3.2 Distribution of Benefit.  The Company shall distribute the benefit to the Participant in one hundred twenty (120) equal monthly installments commencing on the first day of the month following Separation from Service.

3.4 Change in Control Benefit. If a Change in Control occurs followed by Separation from Service prior to Normal Retirement Age, the Company shall distribute to the Participant the benefit described in this Section 3.4 in lieu of any other benefit under this Article.

     3.4.1 Amount of Benefit. The annual benefit under this Section 3.4 is the Normal Retirement Benefit amount described in Section 3.1.1.

     3.4.2 Distribution of Benefit. The Company shall distribute the annual benefit to the Participant in twelve (12) monthly installments commencing on the first day of the month following Separation from Service. The annual benefit shall be distributed to the Participant for fifteen (15) years.

3.5 Restriction on Commencement of Distributions. Notwithstanding any provision of this Plan to the contrary, if the Participant is considered a Specified Employee, the provisions of this Section 3.5 shall govern all distributions hereunder. Solely to the extent necessary to avoid penalties under Code
     Section 409A, no distribution shall be made during the first six (6) months following Separation from Service. Rather, any distribution which would otherwise be paid to the Participant during such period shall be accumulated and paid to the Participant in a lump sum on the first day of the seventh month following Separation from Service. All subsequent distributions shall be paid in the manner specified.

3.6  Distributions  Upon  Taxation  of Amounts  Deferred.  If,  pursuant to Code
     Section 409A, the Federal Insurance Contributions Act or other state, local or foreign tax, the Participant becomes subject to tax on the amounts deferred hereunder, then, the Company may make a limited distribution to the Participant in accordance with the provisions of Treasury Regulations
     Section 1.409A-3(j)(vi), (vii) and (xi). Any such distribution will decrease the Participant's benefit hereunder.

3.7 Change in Form or Timing of Distributions. For distribution of benefits under this Article 3, the Participant and the Company may, subject to the terms of Section 9.1, amend this Plan to delay the timing or change the form of distributions. Any such amendment:

     (a) may not accelerate the time or schedule of any distribution, except as provided in Code Section 409A;
     (b) must, for benefits distributable under Sections 3.1, 3.2, 3.3 and 3.4, delay the commencement of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made; and
     (c) must take effect not less than twelve (12) months after the amendment is made.

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                                    Article 4
                              Distribution at Death

4.1 Death During Active Service. If the Participant dies prior to Separation from Service or a Change in Control, the Company shall distribute to the Beneficiary the benefit described in this Section 4.1. This benefit shall be distributed in lieu of any benefit under Article 3.

     4.1.1 Amount of Benefit. The benefit under this Section 4.1 is the Normal Retirement Benefit amount described in Section 3.1.1.

     4.1.2 Distribution of Benefit. The Company shall distribute the benefit to the Beneficiary in twelve (12) equal monthly installments for ten (10) years commencing on the first day of the fourth month following the Participant's death. The Beneficiary shall be required to provide to the Company the Participant's death certificate.

4.2 Death During Distribution of a Benefit. If the Participant dies after any benefit distributions have commenced under this Plan but before receiving all such distributions, the Company shall distribute to the Beneficiary the remaining benefits at the same time and in the same amounts they would have been distributed to the Participant had the Participant survived.

4.3 Death Before Benefit Distributions Commence. If the Participant is entitled to benefit distributions under this Plan but dies prior to the commencement of said benefit distributions, the Company shall distribute to the Beneficiary the same benefits to which the Participant was entitled prior to death, except that the benefit distributions shall be paid in the manner specified in Section 4.1.2 and shall commence on the first day of the fourth month following the Participant's death.

                                    Article 5
                                  Beneficiaries

5.1 In General. The Participant shall have the right, at any time, to designate a Beneficiary to receive any benefit distributions under this Plan upon the death of the Participant. The Beneficiary designated under this Plan may be the same as or different from the beneficiary designated under any other plan of the Company in which the Participant participates.

5.2 Designation. The Participant shall designate a Beneficiary by completing and signing the Beneficiary Designation Form and delivering it to the Plan Administrator or its designated agent. If the Participant names someone other than the Participant's spouse as a Beneficiary, the Plan Administrator may, in its sole discretion, determine that spousal consent is required to be provided in a form designated by the Plan Administrator, executed by the Participant's spouse and returned to the Plan Administrator. The Participant's beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Participant or if

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     the  Participant  names  a  spouse  as  Beneficiary  and  the  marriage  is subsequently dissolved. The Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator's rules and procedures. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Plan Administrator prior to the Participant's death.

5.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

5.4 No Beneficiary Designation. If the Participant dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Participant, then the Participant's spouse shall be the designated Beneficiary. If the Participant has no surviving spouse, any benefit shall be paid to the Participant's estate.

5.5 Facility of Distribution. If the Plan Administrator determines in its discretion that a benefit is to be distributed to a minor, to a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Plan Administrator may direct distribution of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any distribution of a benefit shall be a distribution for the account of the Participant and the Beneficiary, as the case may be, and shall completely discharge any liability under this Plan for such distribution amount.

                                    Article 6
                               General Limitations

     Notwithstanding any provision of this Plan to the contrary, the Company shall not pay any benefit under this Plan:

6.1 Excess Parachute Payment. To the extent allowed by Code Section 409A, if any benefit payment under this Article 3 would be treated as an "excess parachute payment" under Code Section 280G, the Company shall reduce such benefit payment to the extent necessary to avoid treating such benefit payment as an excess parachute payment.

6.2  Termination  for  Cause.  If  the  Company   terminates  the  Participant's
     employment for:

     (a)  Gross negligence or gross neglect of duties to the Company; or
     (b) Conviction of a felony or of a gross misdemeanor involving moral turpitude in connection with the Participant's employment with the Company; or
     (c) Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Participant's employment and resulting in a material adverse effect on the Company.

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6.3  Suicide or Misstatement.  If the Participant commits suicide within two (2)
     years after commencing participation in this plan, or if an insurance company which issued a life insurance policy covering the Participant and owned by the Company denies coverage (i) for material misstatements of fact made by the Participant on an application for such life insurance, or (ii) for any other reason.

6.4 Removal. If the Participant is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act. Notwithstanding anything herein to the contrary, any payments made to the Participant pursuant to this Plan, or otherwise, shall be subject to and conditioned upon compliance with 12 U.S.C. 1828 and FDIC Regulation 12 CFR Part 359, Golden Parachute Indemnification Payments and any other regulations or guidance promulgated thereunder.

6.5 Forfeiture Provision. The Participant shall forfeit any non-distributed benefits under this Plan if during the term of this Agreement and within twelve (12) months following a Separation from Service, the Participant, directly or indirectly, either as an individual or as a proprietor, stockholder, partner, officer, director, employee, agent, consultant or independent contractor of any individual, partnership, corporation or other entity (excluding an ownership interest of three percent (3%) or less in the stock of a publicly-traded company):

     (i) becomes employed by, participates in, or becomes connected in any manner with the ownership, management, operation or control of any bank, savings and loan or other similar financial institution if the Participant's responsibilities will include providing banking or other financial services within twenty-five (25) miles of any office maintained by the Company as of the date of the termination of the Participant's employment;

     (ii) participates in any way in hiring or otherwise engaging, or assisting any other person or entity in hiring or otherwise engaging, on a temporary, part-time or permanent basis, any individual who was employed by the Company as of the date of termination of the Participant's employment;

     (iii) assists, advises, or serves in any capacity, representative or otherwise, any third party in any action against the Company or transaction involving the Company;

     (iv) sells, offers to sell, provides banking or other financial services, assists any other person in selling or providing banking or other financial services, or solicits or otherwise competes for, either directly or indirectly, any orders, contract, or accounts for services of a kind or nature like or substantially similar to the financial services performed or financial products sold by the Company (the preceding hereinafter referred to as "Services"), to or from any person or entity from whom the Participant or the Company, to the knowledge of the Participant provided banking or other financial services, sold, offered to sell or solicited orders, contracts or accounts for Services during the three (3) year period immediately prior to the termination of the Participant's employment;

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     (v)  divulges,   discloses,   or  communicates  to  others  in  any  manner
     whatsoever, any confidential information of the Company, to the knowledge of the Participant, including, but not limited to, the names and addresses of customers or prospective customers, of the Company, as they may have existed from time to time, of work performed or services rendered for any customer, any method and/or procedures relating to projects or other work developed for the Company, earnings or other information concerning the Company. The restrictions contained in this subparagraph (v) apply to all information regarding the Company, regardless of the source that provided or compiled such information. Notwithstanding anything to the contrary, all information referred to herein shall not be disclosed unless and until it
     becomes   known  to  the  general   public  from  sources  other  than  the
     Participant.

6.6 Solicitation after Separation from Service. If during the period of two (2) years following the Participant's Separation from Service, the Participant, without the prior written consent of the Company, solicits any employee of the Company for the purpose of hiring such employee away from the Company, then the Participant shall forfeit any benefits under this Plan. Further, during the period of two (2) years following the Participant's Separation from Service, if the Participant, without the prior written consent of the Company, solicits any customer of the Company for the purpose of obtaining such customer's business relationship in any matter that would be deemed as competitive to the Company, then the Participant shall forfeit any benefits under this Plan.

6.7  Change in Control.  The forfeiture  provision  detailed in Sections 6.5 and
     6.6 hereof shall not be enforceable following a Change in Control.

                                    Article 7
                          Claims And Review Procedures

7.1 Claims Procedure. A Participant or Beneficiary ("claimant") who has not received benefits under this Agreement that he or she believes should be distributed shall make a claim for such benefits as follows:

     7.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits. If such a claim relates to the contents of a notice received by the claimant, the claim must be made within sixty (60) days after such notice was received by the claimant. All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the claimant.

     7.1.2 Timing of Plan Administrator Response. The Plan Administrator shall respond to such claimant within ninety (90) days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional ninety
          (90) days by notifying the claimant in writing, prior to the end of the initial ninety (90) day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

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     7.1.3 Notice of Decision.  If the Plan Administrator  denies part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

          (a)  The specific reasons for the denial;

          (b) A reference to the specific provisions of this Agreement on which the denial is based;

          (c) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;

          (d) An explanation of this Agreement's review procedures and the time limits applicable to such procedures; and

          (e) A statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

7.2 Review Procedure. If the Plan Administrator denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial as follows:

     7.2.1 Initiation - Written Request. To initiate the review, the claimant, within sixty (60) days after receiving the Plan Administrator's notice of denial, must file with the Plan Administrator a written request for review.

     7.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Plan Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

     7.2.3 Considerations on Review. In considering the review, the Plan Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

     7.2.4 Timing of Plan Administrator Response. The Plan Administrator shall respond in writing to such claimant within sixty (60) days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional sixty (60) days by notifying the claimant in writing, prior to the end of the initial sixty (60) day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision. 7.2.5 Notice of Decision. The Plan Administrator shall notify the claimant in writing of its decision on review. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

          (a)  The specific reasons for the denial;

          (b) A reference to the specific provisions of this Agreement on which the denial is based;

          (c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits; and

          (d) A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

                                    Article 8
                           Amendments and Termination

8.1 Amendments. This Plan may be amended by the Company at any time, provided that no such amendment shall reduce or eliminate any benefit hereunder. The Company may also unilaterally amend this Plan to conform to directives to the Company from its outside counsel, auditors or banking regulators or to comply with legislative changes or tax law, including without limitation
     Section 409A of the Code and any and all Treasury regulations and guidance promulgated thereunder. Any Plan amendment shall be evidenced by a resolution of the Board or shall be taken by a person authorized to act by a duly adopted resolution of the Board and written notice of Plan amendment shall be delivered to the Plan Administrator within a reasonable time.

8.2 Plan Termination Generally. This Plan may be terminated at any time by the Company. The benefit shall be the Account Value as of the date this Plan is terminated. Except as provided in Section 8.3, the termination of this Plan shall not cause a distribution of benefits under this Plan. Rather, upon such termination benefit distributions will be made at the earliest distribution event permitted under Article 2 or Article 3.

8.3 Plan Terminations Under Code Section 409A. Notwithstanding anything to the contrary in Section 8.2, if the Company terminates this Plan in the following circumstances:

     (a) Within thirty (30) days before or twelve (12) months after a Change in Control, provided that all distributions are made no later than twelve
          (12) months following such termination of this Plan and further provided that all the Company's arrangements which are substantially similar to this Plan are terminated so the Participant and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of such termination;

     (b) Upon the Company's dissolution or with the approval of a bankruptcy court provided that the amounts deferred under this Plan are included in the Participant's gross income in the latest of (i) the calendar year in which this Plan terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or

     (c) Upon the Company's termination of this and all other arrangements that would be aggregated with this Plan pursuant to Treasury Regulations
          Section   1.409A-1(c)  if  the   Participant   participated   in  such
          arrangements ("Similar Arrangements"), provided that (i) the termination and liquidation does not occur proximate to a downturn in the financial health of the Company, (ii) all termination distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and (iii) the Company does not adopt any new arrangement that would be a Similar Arrangement for a minimum of three (3) years following the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan;

     the Company may distribute the Account Value, determined as of the date of the termination of this Plan, to the Participant in a lump sum subject to the above terms.

                                    Article 9
                             Administration of Plan

9.1 Plan Administrator Duties. The Plan Administrator shall administer this Plan according to its express terms and shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions, including interpretations of this Plan, as may arise in connection with this Plan to the extent the exercise of such discretion and authority does not conflict with Code Section 409A.

9.2 Agents. In the administration of this Plan, the Plan Administrator may employ agents and delegate to them such administrative duties as the Plan Administrator sees fit, including acting through a duly appointed representative, and may from time to time consult with counsel who may be counsel to the Company.

9.3 Binding Effect of Decisions. Any decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation or application of this Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in this Plan.

9.4 Indemnity of Plan Administrator. The Company shall indemnify and hold harmless the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Plan Administrator.

9.5 Company Information. To enable the Plan Administrator to perform its functions, the Company shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the Participant's death, Disability or Separation from Service, and such other pertinent information as the Plan Administrator may reasonably require.

9.6 Annual Statement. The Plan Administrator shall provide to the Participant, within one hundred twenty (120) days after the end of each Plan Year, a statement setting forth the benefits to be distributed under this Plan.

                                   Article 10
                                  Miscellaneous

10.1 Binding Effect. This Plan shall bind the Participant and the Company and their beneficiaries, survivors, executors, administrators and transferees.

10.2 No Guarantee of Employment. This Plan is not a contract for employment. It does not give the Participant the right to remain as an employee of the Company nor interfere with the Company's right to discharge the Participant. It does not require the Participant to remain an employee nor interfere with the Participant's right to terminate employment at any time.

10.3 Non-Transferability. Benefits under this Plan cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

10.4 Tax Withholding and Reporting. The Company shall withhold any taxes that are required to be withheld, including but not limited to taxes owed under Code Section 409A from the benefits provided under this Plan. The Company's sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authorities. The Company shall satisfy all applicable reporting requirements, including those under Code Section 409A.

10.5 Applicable Law. This Plan and all rights hereunder shall be governed by the laws of the State of Illinois, except to the extent preempted by the laws of the United States of America.

10.6 Unfunded Arrangement. The Participant and the Beneficiary are general unsecured creditors of the Company for the distribution of benefits under this Plan. The benefits represent the mere promise by the Company to distribute such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors. Any insurance on the Participant's life or other informal funding asset is a general asset of the Company to which the Participant and Beneficiary have no preferred or secured claim.

10.7 Reorganization. The Company shall not merge or consolidate into or with another bank, or reorganize, or sell substantially all of its assets to another bank, firm or person unless such succeeding or continuing bank, firm or person agrees to assume and discharge the obligations of the Company under this Plan. Upon the occurrence of such an event, the term "Company" as used in this Plan shall be deemed to refer to the successor or survivor entity.

10.8 Entire Plan. No rights are granted to the Participant by virtue of this Plan other than those specifically set forth herein.

10.9 Interpretation. Wherever the fulfillment of the intent and purpose of this Plan requires and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

10.10 Alternative Action. In the event it shall become impossible for the Company or the Plan Administrator to perform any act required by this Plan due to regulatory or other constraints, the Company or Plan Administrator may perform such alternative act as most nearly carries out the intent and purpose of this Plan and is in the best interests of the Company, provided that such alternative act does not violate Code Section 409A.

10.11 Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any provision herein.

10.12 Validity. If any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

10.13 Notice. Any notice or filing required or permitted to be given to the Company or Plan Administrator under this Plan shall be sufficient if in writing and hand-delivered or sent by registered or certified mail to the address below:

                            Jacksonville Savings Bank
                    -----------------------------------------
                             1211 West Morton Avenue
                    -----------------------------------------
                             Jacksonville, IL 62650
                    -----------------------------------------

     Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

     Any notice or filing required or permitted to be given to the Participant under this Plan shall be sufficient if in writing and hand-delivered or sent by mail to the last known address of the Participant.

10.14 Compliance   with  Section  409A.  This  Plan  shall  be  interpreted  and administered consistent with Code Section 409A.

     IN WITNESS WHEREOF, a duly authorized representative of the Company has signed this Plan.

                                           JACKSONVILLE SAVINGS BANK

September 2, 2008                   By:    /s/ Richard A. Foss
Date                                       ----------------------------
                                    Title: President and Chief Executive Officer

Jacksonville Savings Bank
Salary Continuation Plan 2
Participation Agreement
================================================================================

                             PARTICIPATION AGREEMENT

     THIS PARTICIPATION AGREEMENT (this "Agreement") is entered into as of __________ 20____ between Jacksonville Savings Bank, (the "Company") and [NAME OF PARTICIPANT] (the "Participant").

                                    RECITALS

1. The Participant is a member of a select group of management or highly compensated Employees of the Company and the Company desires to have the continued services and counsel of the Participant.

2. The Company has adopted, effective ___________, _____, the Jacksonville Savings Bank Salary Continuation Plan 2 (the "Plan"), as amended from time to time, and the Participant has been selected to participate in the Plan.

3.   The Participant desires to participate in the Plan.

4. The Early Retirement Benefit in Section 3.2.1 is subject to the following vesting schedule:

     --------------------------------------------------------------------------.

5. The amount of the Normal Retirement Benefit in Section 3.1.1 is ___________ Dollars ($xx,xxx).

                                    AGREEMENT

                  NOW THEREFORE, it is mutually agreed that:

1. Definitions. Unless otherwise provided in this Agreement, the capitalized terms in this Agreement shall have the same meaning as under the Plan.

2. Integrated Agreement: Parties Bound. The Plan, a copy of which has been made available to the Participant, is hereby incorporated into and made a part of this Agreement as though set forth in full in this Agreement. The parties to this Agreement agree to and shall be bound by, and have the benefit of, each and every provision of the Plan as set forth in the Plan. This Agreement and the Plan, collectively, shall be considered one complete contract between the parties.

3. Acknowledgment. The Participant hereby acknowledges that he or she has read and understands this Agreement and the Plan.

4. Conditions to Participation. As a condition to participation in the Plan, the Participant must complete, sign, date and return to the Plan Administrator an original copy of this Agreement, a Beneficiary Designation, and any other forms required by the Plan Administrator.

     IN WITNESS WHEREOF, the Participant has signed and the Company has accepted this Participation Agreement, as of the date first written above.


PARTICIPANT                                                  Date _________

__________________________________